EXHIBIT 21
                                   ----------

                           SUBSIDIARIES OF REGISTRANT



                                     STATE OR OTHER                OTHER NAMES
                                     JURISDICTION OF               UNDER WHICH
                                     CORPORATION OR              SUBSIDIARY DOES
  NAME OF SUBSIDIARY                  ORGANIZATION                  BUSINESS
--------------------------------------------------------------------------------

Holt Cargo Systems, Inc.              Delaware

Holt Hauling and Warehousing         Pennsylvania
Systems, Inc.

Murphy Marine Services, Inc.          Delaware

Wilmington Stevedores, Inc.           Delaware

NPR, Inc.                             Delaware                      Navieras

NPR - Navieras Receivables,  Inc.     Delaware

NPR Holding Corporation               Delaware

NPR, S.A., Inc.                       Delaware